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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 3, 2001 (except for Note 4 for which the date is February 1, 2002), with respect to the consolidated financial statements and schedule of Avatech Solutions, Inc. and Subsidiaries, included in the Proxy Statement of PlanetCAD, Inc. that is made a part of the Registration Statement (Form S-4 No. 33-89386), Amendment No. 1 and Prospectus of PlanetCAD, Inc. for the merger of Avatech Solutions, Inc. with a wholly-owned subsidiary of PlanetCAD, Inc.

                                       /s/ Walpert & Wolpoff, LLP


Baltimore, Maryland
July 15, 2002